UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2016

GLOBAL EAGLE ENTERTAINMENT INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35176	27-4757800
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4553 Glencoe Avenue, Suite 300, Los Angeles, California 90292

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 310-437-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On December 1, 2016, Global Eagle Entertainment Inc. (“GEE” or the “Company”) will launch a process to obtain new credit facilities consisting of (i) a senior secured first lien term loan facility in an aggregate principal amount of up to $460 million, (ii) a senior secured first lien revolving credit facility in an aggregate principal amount of up to $85 million and (iii) a senior secured second lien term loan facility in an aggregate principal amount of up to $125 million.

If successfully consummated, the Company would use the proceeds of the new credit facilities for the following purposes:

•	refinancing of all outstanding indebtedness under (i) the current first lien term loan facility of Emerging Markets Communications, LLC (“EMC”) (as borrower), an indirect wholly-owned subsidiary of the Company, which is guaranteed by the Company and which had approximately $265 million outstanding as of September 30, 2016, (ii) EMC’s current second lien term loan facility, which is guaranteed by the Company and which had approximately $92 million outstanding as of September 30, 2016 and (iii) EMC’s current revolving credit facility, which is guaranteed by the Company and which had approximately $39 million outstanding as of September 30, 2016;

•	the potential transactions described in the following paragraph; and

•	working capital, capital expenditures, acquisitions, investments and general corporate purposes.

In addition to publicly available information regarding the Company, the Company will disclose to the prospective lenders that:

•	the Company is in strategic discussions to acquire a related business for an estimated purchase price of $155 million, which would consist of a combination of GEE common stock and cash, or all cash at the sole discretion of the Company; and

•	the Company is in discussions with a leading satellite provider to purchase satellite transponders for an estimated price of approximately $50 million, which would support a large aviation-connectivity customer of GEE.

The potential new credit facilities and the transactions described above are subject to continuing negotiations, execution of definitive binding documentation, receipt of requisite regulatory and other approvals and satisfaction of customary closing conditions. The Company may not be successful in negotiating or entering into definitive binding agreements for any of these transactions on the terms outlined above or on terms otherwise favorable to the Company (or at all). Further, if the Company enters into such agreements, there is no guarantee that the transactions will be consummated.

Forward-Looking Statements

We make forward-looking statements in this Current Report on Form 8-K within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or similar expressions. These forward-looking statements, which include statements regarding our intention and ability to obtain new credit facilities and the application of the proceeds thereof, our potential acquisition of a related business and a potential transaction with a leading satellite provider, are based on information available to us as of the date they were made, and involve a number of risks and uncertainties which may cause them to turn out to be wrong. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. A detailed discussion of risks and uncertainties related to GEE’s business is included in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL EAGLE ENTERTAINMENT INC.

By:	/s/ Tom Severson
Name: Tom Severson
Title: Chief Financial Officer

Dated: December 1, 2016

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